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                                                                    Exhibit 5.1




                                            October 3, 1997


Omega Cabinets, Ltd.
1205 Peters Drive
Waterloo, Iowa 50703

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel to Omega Cabinets, Ltd., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and its subsidiary Panther Transport, Inc., an Iowa corporation (the "Subsidiary Guarantor") with the Securities Exchange Commission relating to (i) the proposed issuance by the Company of up to $100,000,000 aggregate principal amount of its new 10-1/2% Senior Subordinated Notes due 2007 registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for a like principal amount of the Company's outstanding 10-1/2% Senior Subordinated Notes due 2007, which have not been so registered (the "Original Notes") and (ii) the Subsidiary Guarantor's guarantee of the Exchange Notes.

     The Exchange Notes will be issued under an Indenture dated as of July 24, 1997 (the "Indenture") among the Company, the Subsidiary Guarantor and The Chase Manhattan Bank, as indenture trustee.

     We have examined and relied upon the information set forth in the Registration Statement and such other documents and records as we have deemed necessary. In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Company, the Subsidiary Guarantee and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Subsidiary
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Omega Cabinets, Ltd.                  -2-                      October 3, 1997

Guarantor, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

        We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We call your attention to the fact that each of the Indenture and the Exchange Notes provides that it is to be governed by the laws of the State of New York. for purposes of the opinion provided herein, we have assumed with your permission that the Indenture and the Exchange Notes would be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

        Based upon the foregoing, we are of the opinion that:

        The Exchange Notes have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Notes as contemplated in the Registration Rights Agreement, dated as of July 24, 1997, among the Company, the Subsidiary Guarantor and the Initial Purchasers named therein, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principle (regardless of whether considered in a proceeding in equity or at law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the prospectus included therein.

        It is understood that this opinion is to be used only in connection with the Exchange Offer while the Registration Statement is in effect.

                                        Very truly yours,

                                        /s/ Ropes & Gray

                                        Ropes & Gray